                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 15, 1997
                                                ------------------------------


                         NHhancement Technologies Inc.
------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)

         Delaware                    0-21999                  84-1360852
------------------------------------------------------------------------------
(State or other jurisdiction   (S.E.C. File Number)       (IRS Employer
of Incorporation)                                         Identification No.)

             39420 Liberty Street, Suite 250, Fremont, CA                94538
------------------------------------------------------------------------------
      (Address of  principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code: (510) 744-3333

                 1746 Cole Blvd., Suite 265, Golden, CO 80401
------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

        (a) Pursuant to an Agreement for the Sale of Shares in Advantis Network & System Sdn. Bhd. ("Advantis") between NHancement Technologies Inc., a Delaware corporation ("NHancement"), and the six individuals ("Vendors") who owned one hundred percent of all of the issued and fully paid up shares of Advantis, dated as of June 20, 1997 (the "Original Agreement"), as amended by two Supplemental Agreements each dated as of November 26, 1997 (individually, "Supplement No. 1" and "Supplement No. 2", and collectively with the Original Agreement referred to as the "Agreement"), NHancement purchased one hundred percent of the shares of Advantis. Consummation of the acquisition transaction, pursuant to the Agreement, occurred on December 15, 1997, the date the last Vendor signed Supplement No. 2. As a result of the transaction, Advantis has become a wholly-owned subsidiary of NHancement. Advantis is a telecommunications systems integrator formed to address the growing telecommunications infrastructure needs of Malaysia.

        The consideration payable to the Vendors in connection with consummation of the transaction is 300,00 shares of common stock of Nhancement ("Nhancement shares"), to be paid to each Vendor pro rata proportional to his Advantis share ownership. Additionally, the Vendors have the opportunity to receive up to a maximum of 230,000 additional Nhancement shares if Advantis exceeds certain minimum profit levels for its next two fiscal years ending March 31, 1998 and 1999. All Nhancement shares to be distributed to the Vendors pursuant to the Agreement will be issued by Nhancement in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and will be subject to the restrictions on transferability as imposed by the 1933 Act. In addition, the NHancement shares are subject to a lockup provision prohibiting transfer of fifty percent of them for one year following the close, and prohibiting transfer of the remaining fifty percent for a two year period following the close.

        The principle followed in determining the amount of the non-contingent consideration payable to the Vendors utilized a formula that established a purchase price based upon a percentage of the price of NHancement's stock as of June 20, 1997, the date of the Original Agreement. Based upon that formula, the initial 300,000 shares to be distributed were valued at US$840,000. Based upon the value of NHancement's common stock on December 15, 1997, as determined by reference to the closing price quoted on the Nasdaq SmallCap Market, these shares would be valued at approximately US$656,400. (For accounting purposes, these shares have been discounted by twenty percent to reflect certain lockup provisions applicable to them.)

        During the due diligence period provided for in the Original Agreement, NHancement uncovered an account receivable in the amount of Ringgit Malaysia 640,174 (approximately US$183,000 at the exchange rate in effect as of the date of this Form 8-K), the collectability of which NHancement determined was in doubt. Pursuant to the Second Supplement, the Vendors have guaranteed the collectability of this receivable. The Vendors may utilize their NHancement share holdings in satisfaction of their guarantee obligations.

        The amount of consideration paid in connection with the purchase was determined in arms-length negotiations between officers of Nhancement and the selling Vendors.

     In connection with the acquisition of Advantis, certain of the directors and managers of Advantis reaffirmed their employment agreements and agreed to continue to be employed by Advantis for not less than two (2) years after the close of the transaction. Each of these individuals have also agreed that if they resign voluntarily or are terminated for cause after the close and before the distribution (if any) of the 230,000 additional NHancement shares, they forfeit their right to receive any such undistributed shares.

     (b)  Not applicable.


Item 5.   Other Events

          Effective as of November 12, 1997, BioFactors, Inc., a Delaware corporation and a wholly-owned subsidiary of NHancement ("BioFactors"), was merged with and into VoicePlus, Inc., a California corporation and a wholly-owned subsidiary of NHancement ("VoicePlus"), in a statutory merger intended to qualify, for federal income tax purposes, as a reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended. VoicePlus was the surviving corporation in the merger transaction, and the separate existence of BioFactors ceased on the effective date of the merger. The operations of the combined entity are being conducted under the name of "VoicePlus", which is headquartered in Fremont, CA.

Item 7:   Financial Statements, Pro Forma Financial Information and Exhibits

          (a)  Financial Statements of Business Acquired

            The financial statements required by this item are not being included in this initial report on Form 8-K. It is expected that such financial statements will be filed by the registrant on or before January 30, 1998, but in no event later than sixty (60) days following the date of this report on Form 8-K.

          (b)  Pro Forma Financial Information

            The financial statements required by this item are not being included in this initial report on Form 8-K. It is expected that such financial statements will be filed by the Registrant on or before January 30, 1998, but in no event later than sixty (60) days following the date of this report on Form 8-K.

          (c)  Exhibits

          Exhibit
          Number         Description
          -------        -----------

          2.01 Agreement for the Sale of Shares in Advantis Network & System Sdn. Bhd. dated June 20, 1997, as amended by the Supplemental Agreement to the Agreement to the Agreement dated November 26, 1997; and the Second Supplemental Agreement to the Agreement, dated
                         November 26, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NHANCEMENT TECHNOLOGIES INC.
                                   (Registrant)


Dated:  December 30, 1997          By: /s/ Esmond T. Goei
                                      ---------------------------------------
                                      Esmond T. Goei, Chairman, President and
                                      Chief Executive Officer

                               INDEX TO EXHIBITS


Exhibit
Number                   Description
-------                  -----------

2.01 Agreement for the Sale of Shares in Advantis Network & System Sdn. Bhd. dated June 20, 1997, as amended by the Supplemental Agreement to the Agreement dated November 26, 1997; and the Second Supplemental Agreement to the Agreement, dated November 26, 1997